                                                               EXHIBIT 10(c)(2)
                                PROMISSORY NOTE


$571,500.00                                     May 26, 1994

                                                Bryan, Texas

         FOR VALUE RECEIVED, I, WE, or either of us, jointly and severally if more than one, (herein referred to as "Maker") hereby promises to pay to the order of FIRST NATIONAL BANK OF BRYAN, Bryan, Brazos County, Texas (herein together with all subsequent holders hereof referred to as "Holder" or "Payee") at 2807 Texas Avenue South, Bryan, Brazos County, Texas in lawful money of the United States of America, the principal sum of FIVE HUNDRED SEVENTY-ONE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS) ($571,500.00) or so much thereof as may be advanced, together with interest on the principal balance hereof at the rate hereinafter provided.

         Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at a varying rate of interest per annum, equal to the lesser of (a) the Maximum Lawful Rate, or (b) ONE AND ONE-FOURTH percent (1.25%) plus the Prime Rate of TEXAS COMMERCE BANK, Houston, Harris County, Texas in effect from day to day calculated, unless otherwise provided herein, on the basis of three hundred sixty (360) days per year. PROVIDED HOWEVER, in no event shall the interest rate charged on the unpaid principal balance of this Note exceed eighteen percent (18%) per annum. As used herein, the term "Maximum Lawful Rate" means the greatest of the non-usurious rates of interest from time to time permitted under applicable United States Federal law and Texas law. To the extent of the applicability of Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes 1925 as amended (the "Texas Credit Code"), the Maximum Lawful Rate shall be the highest permitted rate based upon the indicated rate ceiling (as defined in Chapter One). The
Maximum Lawful Rate shall be applied by taking into account all amounts characterized by applicable law or interest on the debt evidenced by the Note, so that the aggregate of all interest does not exceed the maximum non-usurious amount permitted by applicable law. If the Maximum Lawful Rate is increased or removed by statute or other governmental actions subsequent to the date of this Note, then the new Maximum Lawful Rate, if any, will be applicable to this Note from the effective date of the new Maximum Lawful Rate unless such application is precluded by statute or governmental action or by the general law of the
jurisdiction governing this Note.   The term "Prime Rate" means the interest
rate established and quoted from time to time by Texas Commerce Bank, Houston, Harris County, Texas, as its prime commercial loan rate, whether or not such
rate is charged in each instance.   Any change in the interest rate resulting
from a change in Prime Rate or in the Maximum Lawful Rate, as the case may be, shall be effective, without notice to Maker, on the same date as such change. If a published annual prime interest rate ceases to be made available by the Texas

Commerce Bank, Houston, Harris County, Texas or by any successor thereto, the Note Holder will set the Note interest rate by using a comparable index.

         Interest only shall be due and payable monthly as it accrues, beginning on the 30th day of June, 1994, and continuing regularly and monthly thereafter on the 30th day of each and every calendar month, until the 31st day of May, 1995, when the entire amount hereof, principal and accrued interest then remaining unpaid, shall be then due and payable in full. Interest shall be calculated on the unpaid principal to date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

         This Note is secured by, among other things, a Deed of Trust/Security Agreement - Financing Statement of even date herewith executed by BODYBILT SEATING, INC., a Texas Corporation, acting by and through its duly authorized President, MARK A. McMILLAN to WILLIAM D. BARKLEY, Trustee, for the benefit of FIRST NATIONAL BANK OF BRYAN, covering the rights and properties more fully described therein including the following real property:

         Being 7.45 acres of land, more or less, being partly out of the D. TYLER SURVEY, Abstract No. 55 and partly out of the D. ARNOLD SURVEY, Abstract No. 2 and also being known as a part of Lot 1, Block 1, McLEMORE SHOPPING CENTER SUBDIVISION, City of Navasota, Grimes County, Texas, according to map or plat thereof recorded in volume 380, Page 37, Real Property Records of Grimes County, Texas, and being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

         And further secured by a Security Agreement dated May 26, 1994, executed by BODYBILT SEATING, INC., a Texas Corporation, as Debtor, to FIRST NATIONAL BANK OF BRYAN, as Secured Party, together with UCC-1 Financing Statements filed of record in the UCC (Personal Property) Records of Grimes County, Texas and with the Secretary of State's Office, against the following personal property:

         a. Any and all present and future personal property, furniture, furnishings, goods, equipment, heating and air conditioning equipment (save and except inventory and manufacturing equipment unless otherwise secured), carpet, rugs, shades, blinds, draperies, plumbing pipes and fixtures, bathroom facilities, lighting, ventilating, refrigerating, cooking and laundry equipment, stoves, hoods, disposals, refrigerators, swimming pool equipment and related apparatus, yard care machinery, and such other goods and chattels and personal property now owned by Debtor or hereafter acquired by Debtor, as are ever used or furnished in operating of the building or buildings or the activities conducted therein located on the Property and/or ever used or furnished in the operation of the Property, and all renewals or replacements thereof, or articles in substitution therefor, whether or not the same are or shall be attached to the said building or buildings in any manner.

         b. Any and all plans and specifications for development or construction of the Improvements on the Property or for the repair or remodelling of the Improvements on the Property.

         c. Any and all contracts and subcontracts and tenant leases including but not limited to that certain Lease Agreement dated May 24, 1979, by and between Brookshire Brothers, Inc., as Lessee, and Quinten McLemore, as Lessor, subsequently assigned to Debtor, relating to the Property.

         d. Any and all accounts, contract rights, instruments, documents, general intangibles and chattel paper arising from or by virtue of any transactions related to the Property.

         e. Any and all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Property.

         f. All rights, title and interests of Debtor in and to the name "Navasota Shopping Center" for use as the trade name of the Property hereinafter described.

         g. Any and all proceeds arising from or by virtue of the sale, lease or other disposition of any of the foregoing property and items set forth in paragraphs (a) through (f) above.

         h. Any and all proceeds payable or to be payable under each policy of insurance relating to the item set forth in paragraphs (a) through (f) and the Property.

         i. Any and all proceeds arising from the taking of all or a part of the Property for any public or quasi-public use under any law, or by right of eminent domain, or by private or other purchase in lieu thereof.

         j. All building materials or equipment now or hereafter delivered to the land herein described and intended to be installed thereon or in any improvements erected or to be erected thereon.

         k. All future replacements and substitution for betterments of, and accessions and additions to the property described or referred to in paragraphs (a) through (j).

         l. All other interest of every kind and character that Debtor now has or at any time hereafter acquires in and to the property described or referred to in paragraphs (a) through (k) above, and all property that is used or useful in connection with the Property.

         m. All proceeds arising from or by virtue of the sale, lease or other disposition of all or any part of the Property, including oil, gas and other minerals.

         n. All rents, revenues, lease payments, charges, purchase price profits, insurance proceeds arising from or payable under that certain Lease as to a part of the Property, being that Lease in writing dated May 24, 1979, entered into by and between Brookshire Brothers, Inc., as Lessee, and Quinten McLemore, as Lessor, and all amendments and addendums thereto, which has been transferred and assigned to Debtor.

         And further secured by an Assignment of Rents, Leases and Other Benefits dated May 26, 1994, executed by and between BODYBILT SEATING, INC., a Texas Corporation, as Assignor, to FIRST NATIONAL BANK OF BRYAN, as Assignee, covering the rights and properties as therein stated.

         All past due payments of principal and, if permitted by applicable law, of interest, shall bear interest from maturity until paid at an interest rate per annum, which from day to day, shall be equal to the lesser of either
(i) the Maximum Lawful Rate or (ii) an interest rate of eighteen (18%) percent per annum. During the existence of any default hereunder or under any instruments securing or evidencing the loan evidenced hereby, the entire unpaid balance of principal shall also bear interest at the rate above provided on the principal balance hereof from time to time remaining unpaid prior to maturity. Interest on past due installments and default interest provided for in this paragraph shall be calculated at a daily rate equal to 1/360th of the applicable annual percentage rate.

         Any provision contained herein, to the contrary notwithstanding, computations of interest on the unpaid principal amount of this Note, from time to time outstanding, at rates provided in this Note, shall be made on the basis of actual number of days elapsed but, (i) to the extent permitted by applicable law such interest shall be computed as if each year consisted of three hundred sixty (360) days or (ii) to the extent computation of interest as specified in
(i) is not permitted by applicable law, interest shall be computed on the basis of a three hundred sixty-five (365) day year or three hundred sixty-six (366) day year, as the case may be.

         This Note shall be governed by and construed in accordance with Texas law and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof or of any mortgage, loan agreement or other document now or hereafter evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity. If Holder shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Maker and Holder.

         If default is made in the payment of any installment or payment hereof, either principal or interest, or in the payment of any other sum due hereunder, promptly when the same shall be due and payable hereunder, or if there is any default under the Deed of Trust or any instrument which secures the payment of this Note or which is executed in connection with the loan evidenced by this Note, THEN HOLDER MAY ACCELERATE THE MATURITY OF THIS NOTE AND DECLARE THE ENTIRE UNPAID PRINCIPAL BALANCE AND ACCRUED INTEREST AT ONCE DUE AND PAYABLE.

         EACH MAKER, SURETY, ENDORSER AND ALL OTHER PARTIES LIABLE FOR THIS NOTE, WAIVE DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NON-PAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND DILIGENCE IN COLLECTION.

         If this Note is not paid at its maturity, regardless of how such maturity may be brought about, the Holder may foreclose the liens and security interests securing payment hereof or exercise any of its other rights hereunder or under any instrument which secures the payment of this Note, or at law or in equity. Failure to exercise any of such rights upon default shall not constitute a waiver of the right to exercise any of them at any time. Maker may be required to pay this note in full without the assistance of any other party, or any collateral or security for this note. Holder shall not be required to mitigate damages, file suit, or take any action to foreclose, proceed against, or exhaust any collateral or security in order to enforce payment of this note.

         Maker acknowledges that Holder has no duty of good faith to Maker, and acknowledges that no fiduciary, trust or other special relationship exists between Holder and Maker.

         If Holder requires the services of an attorney to enforce the payment of this Note or the performance of the deed of trust or any other security instruments and documents securing this Note, or other loan documents, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Maker agrees to pay Holder all court costs, reasonable attorney's fees and expenses and other collection costs incurred by Holder.

         Maker may prepay this Note in full at any time or in part from time to time, without premium or penalty.

         The term Maker, Holder and Payee and other nouns and pronouns include the plural if more than one. The term Maker, Holder or Payee also include their respective heirs, personal representatives, and assigns.

         Words of any gender used in this Note shall be held and construed to include any other gender and words in the singular number shall be held to include the plural and vice versa, unless the contexts require otherwise. When the note is executed by a corporation or other entity, then the pronouns such as "I", "my" or "me" shall be held and construed to mean the corporation or other entity.

         This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America, except that Tex. Rev. Civ. Stat. Ann. Art. 5069, Chp. 15, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply hereto.

         The money advanced and the advancements made under this note shall be at such time and in such amounts and for the purposes provided for in that certain Loan Agreement of even date herewith, entered into by and between Maker and Holder of this Note.

         This Note matures May 3l, 1995. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. FIRST NATIONAL BANK OF BRYAN IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE
BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE
TO FIND A LENDER, WHICH MAY BE FIRST NATIONAL BANK OF BRYAN, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME BANK.


                                        BODYBILT SEATING, INC.


                                        By:    /s/  MARK A. McMILLAN
                                           ------------------------------
                                                  Mark A. McMillan
                                                  President